Exhibit 99.1

PRESS RELEASE

For release:	For more information:
Kentenhko:wa/November 30, 2009	Public Information Office
St. Regis Mohawk Tribe
Tel: (518) 358-2272 ext. 286 or
Fax: (518) 358-9675

Referendum Results Not Certified
Off-Reservation Gaming and Real Estate Purchase Votes Null and Void Akwesasne Territory. The St. Regis Mohawk Tribe Election Board has determined that the November 21, 2009 Referendum is null and void. The Election Board received a written appeal stating the Referendum did not comply with Section XIII, Subsections C and D of the Election and Referendum Ordinance Amended April 10, 2009, which requires a 30 day public posting for referendums.

The Election Board will notify Tribal Council to proceed with another Referendum.

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The St. Regis Mohawk Tribal Council is the duly elected and federally recognized government of the St. Regis Mohawk People.